UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

Preformed Line Products Company

(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM.5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 31, 2018, the Board of Directors of Preformed Line Products Company (the “Company”) appointed Dennis F. McKenna, age 51, the Company’s current Executive Vice President, Global Business Development, as the Company’s Chief Operating Officer. This appointment will take effect on January 1, 2019. Mr. McKenna has served as the Company’s Executive Vice President, Global Business Development since January 2015.

Mr. McKenna has been with the Company for 25 years, starting as a Sales Engineer in 1993. In 2004, he became Vice President, Global Business Development, and then in 2015, he became Executive Vice President, Global Business Development.

Also on December 31, 2018, the Board appointed Timothy J. O’Shaughnessy, 48, the Company’s current Director, Human Resources, as Vice President, Human Resources. This appointment will take effect on January 1, 2019, following the retirement of Cecil Curlee, the current Vice President-Human Resources. Mr. O’Shaughnessy has served as the Company’s Director, Human Resources since 2017.

Mr. O’Shaughnessy has been with the Company since 2005 when he was the Consolidation Analyst. In 2013 he joined the Human Resources Department as International Human Resource Manager, and then was promoted to Director, Human Resources in 2017.

Effective January 1, 2019, Mr. O’Shaughnessy will become eligible to participate equitably with the Company’s other executive officers in any of the Company’s plans relating to incentive compensation, pension, profit sharing, disability income insurance, life insurance, education, medical coverage, automobile allowance or leasing, and other retirement or employee benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

/s/ Caroline S. Vaccariello
Caroline S. Vaccariello, General Counsel &
Corporate Secretary

DATED: December 31, 2018